Exhibit 99.3

DYNAMICS RESEARCH CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On June 30, 2011, the Dynamics Research Corporation (“DRC” or the “Company”) completed the merger for 100% of the outstanding shares of High Performance Technologies, Inc. ("HPTi") for $143 million in cash.  HPTi is a leading provider of high-end technology services to the federal healthcare and military technology markets. The merger strengthens and expands the Company’s market presence as a provider of high-end services and solutions in the federal market. The terms of the transaction and the consideration paid by DRC to the Company were a result of arm’s length negotiations between the representatives of both parties. Prior to the completion of the transaction, the Company did not have a material relationship with DRC.

The unaudited pro forma combined condensed statements of income for the six months ended June 30, 2011 and the year ended December 31, 2010 were prepared to illustrate the estimated effects of the acquisition of HPTi by DRC as if the acquisition had occurred at January 1, 2010.

The purchase price and preliminary purchase price allocation associated with the HPTi merger is as follows:

Cash consideration	$143,000
Working capital adjustment	973
Cash acquired	(1,151)
Purchase price, net of cash acquired	$142,822

Current assets, net of cash acquired	$23,056
Property and equipment	2,273
Other noncurrent assets	4
Current liabilities	(14,725)
Goodwill and other intangible assets	132,214
Total purchase price allocation	$142,822

The unaudited pro forma combined condensed statements of income for the year ended December 31, 2010, have been derived from the audited financial statements of DRC, as filed with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and of HPTi for that period. The unaudited pro forma combined condensed statements of income for the six months ended June 30, 2011, have been derived from the unaudited financial statements of DRC, as filed with the SEC in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2011, and the historical financial statements of HPTi for the six months ended June 30, 2011.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the transaction had been consummated as of January 1, 2010, nor is it necessarily indicative of future operating results. The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements of DRC and related notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of DRC contained in DRC’s Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K for the year ended December 31, 2010, and other information DRC has filed with the U.S. Securities and Exchange Commission.

DYNAMICS RESEARCH CORPORATION
PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE SIX MONTHS ENDED JUNE 30, 2011
(in thousands, except share and per share data)

	Historical	Historical	Pro forma		Pro forma
	DRC	HPTi	Adjustment		Combined
Revenue	$137,996	$53,567	$-		$191,563
Cost of revenue	116,805	41,463	333	(2)
			97	(2)
			(154)	(1)
	-	-	(800)	(1)	157,744
Gross profit on revenue	21,191	12,104	524		33,819

Selling, general and administrative expenses	12,478	4,358	53	(2)	16,889
Depreciation and amortization	-	333	(333)	(2)	-
Stock compensation expense	-	1,631	(150)	(2)
			(1,481)	(1)	-
Amortization of intangible assets	748	-	1,816	(3)	2,564
Operating income	7,965	5,782	619		14,366
Interest expense, net	(1,020)	21	(4,358)	(4)	(5,357)
			(623)	(5)	(623)
Other income	163	-	-		163
Income before provision for income taxes	7,108	5,803	(4,362)		8,549
Provision for income taxes	2,963	144	450	(6)	3,557
Net income	$4,145	$5,659	$(4,812)		$4,992

Earnings per common share
Basic	$0.42				$0.50
Diluted	$0.41				$0.49

Weighted average shares outstanding
Basic	9,971,411				9,971,411
Diluted	10,145,738				10,145,738

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

DYNAMICS RESEARCH CORPORATION
PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE YEAR ENDED DECEMBER 31, 2010
(in thousands, except share and per share data)

	Historical	Historical	Pro forma		Pro forma
	DRC	HPTi	Adjustment		Combined
Revenue	$272,065	$90,471	$-		$362,536
Cost of revenue	228,175	72,867	668	(2)
	-	-	889	(2)	302,599
Gross profit on revenue	43,890	17,604	(1,557)		59,937

Selling, general and administrative expenses	21,534	7,853	479	(2)	29,866
Depreciation and amortization	-	668	(668)	(2)	-
Stock compensation expense	-	1,368	(1,368)	(2)	-
Amortization of intangible assets	1,541	-	4,420	(3)	5,961
Operating income	20,815	7,715	(4,420)		24,110
Interest expense, net	(1,084)	(6)	(9,524)	(4)	(10,614)
			(1,624)	(5)	(1,624)
Other income	453	-	-		453
Income from continuing operations before provision for income taxes	20,184	7,709	(15,568)		12,325
Provision for income taxes	7,871	33	(3,200)	(6)	4,704
Income from continuing operations	12,313	7,676	(12,368)		7,621
Gain from discontinued operations	392	-	-		392
Net income	$12,705	$7,676	$(12,368)		$8,013

Earnings per common share
Basic
Income from continuing operations	$1.24				$0.77
Gain from discontinued operations	0.04				0.04
Net income	$1.28				$0.81

Diluted
Income from continuing operations	$1.22				$0.76
Gain from discontinued operations	0.04				0.04
Net income	$1.26				$0.80

Weighted average shares outstanding
Basic	9,893,322				9,893,322
Diluted	10,078,937				10,078,937

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

DYNAMICS RESEARCH CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)
To eliminate the following non-recurring charges directly associated with the acquisition: (i) acceleration of stock options of $1,481 (ii) bonuses of $154 and (iii) $800 of payroll taxes associated with the exercise of stock options.

(2)
To reclass certain accounts to conform with the Company's financial statement presentation.  This footnote includes the reclassification of (i) HPTi’s depreciation and amortization to cost of revenue and (ii) 65% of HPTi’s stock compensation expense to cost of revenue and 35% to selling, general and administrative.

(3)
To record amortization expense on the identifiable intangible assets arising from the acquisition. A portion of the excess of purchase price over fair value of net assets acquired were allocated on a preliminary basis to customer relationships, contractual backlog and trade name. The amount allocable to these intangible assets was estimated to be $20.0 million, and DRC estimates it to have a weighted average useful life of 7.6 years, based upon a preliminary independent appraisal. Accordingly, DRC is amortizing these intangible assets over their respective periods, based upon the estimated future cash flows of the individual contracts related to this asset.

(4)
To record interest expense on the outstanding principal balance of the term loan and subordinated loan, assuming principal payments in accordance with the financing arrangements entered into on June 30, 2011, as described in the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2011. The weighted average rates used to calculate interest expense for the term loan was 4.75% based on committed and current rates.  The rate used to calculate interest expense for the subordinated loan was 13.0%.

(5) To record amortization expense on the deferred financing costs related to the term loan and subordinated loan.

(6)
To record income tax expense on the historical results of and pro forma adjustments of HPTi.  The statutory tax rate used was 41.2% for the six months ended June 30, 2011 and 40.3% for the year ended December 31, 2010.  Prior to the acquisition, HPTi was treated as an S Corporation which in lieu of corporate income taxes, the shareholders separately accounted for their pro-rata share of HPTi’s items of income, deductions, losses and credits.  Consequently, HPTi was not liable for federal or state income taxes, except to the extent that HPTi operated in jurisdictions that did not recognize the S Corporation status.